Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  November 4, 2010

Boise Cascade Holdings Reports Third Quarter 2010 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a $5.6 million net loss for the quarter ended September 30, 2010.  BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported third quarter 2010 earnings before interest, taxes, depreciation, and amortization (EBITDA) of $7.7 million.  The third quarter 2010 EBITDA included $4.6 million received in a litigation settlement.  Boise Cascade, L.L.C. earned EBITDA of $11.9 million in third quarter 2009 and $18.8 million in second quarter 2010.  At September 30, 2010, the Company reported $285.6 million of cash and $228.1 million of debt.

The Company’s revenues and earnings continue to be negatively impacted by reduced demand for the products it distributes and manufactures.  New residential construction remained weak in the third quarter with annualized housing starts of approximately 590,000, or about 60% lower than the 10-year historical trend of about 1.5 million per year.  Third quarter 2010 housing starts were flat with the levels experienced in the same quarter of 2009.

“There were a few bright spots in the quarter compared to the same quarter a year ago, namely higher plywood sales volumes and modestly higher prices for most of the products we manufacture.  However, the third quarter this year was largely a disappointment when compared to the seasonal demand strength of the third quarter in most years,” stated Tom Carlile, CEO.  “We are expecting the difficult operating environment to continue at least through the coming winter months.”

Building Materials Distribution (BMD) segment sales were $470.7 million in the third quarter, essentially flat with the same quarter a year ago.  Prices for the segment were up approximately 9%; however, sales volumes declined offsetting the benefit to revenues.   BMD reported $6.5 million of EBITDA, which included $4.1 million from the litigation settlement.  This was down from the $11.6 million reported in

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third quarter 2009.  Gross margins in the quarter were 11.7% versus 13.0% in the same quarter a year ago, as commodity prices trended lower throughout this year’s third quarter.  In third quarter 2009 commodity product prices were trending higher which positively impacted gross margins.  Operating expenses also increased as a percent of sales compared to the year ago quarter as a result of increased payroll costs and occupancy expense related to facility relocations and expansions.

Wood Products segment sales in the third quarter were $183.4 million, up 12% from the same quarter a year ago.  The sales increase was attributable primarily to 18% higher plywood sales volumes and 9% higher plywood sales prices.  The segment reported $5.8 million of EBITDA for the quarter, up from the $3.4 million reported in third quarter 2009.  The main factor contributing to the improved financial performance was increased product pricing, most notably plywood.

Outlook

Absent a decline in unemployment, stronger household formation, and a reduction in the housing supply overhang, we expect to continue to experience below normal demand for the products we distribute and manufacture.  Industry commodity wood product prices will be volatile in response to operating rates and inventory levels in various distribution channels.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Thursday, November 4 at 11 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join

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the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Thursday, November 4, at 2:00 p.m. Eastern through Thursday, November 11, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 20747681.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

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Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2010	2009	2010
Sales
Trade	$588,605	$567,643	$646,320
Related parties (a)	4,892	11,364	5,168
	593,497	579,007	651,488
Costs and expenses
Materials, labor, and other operating expenses	514,514	501,886	557,849
Materials, labor, and other operating expenses
from related parties (a)	10,549	6,094	10,550
Depreciation and amortization	8,759	9,627	8,595
Selling and distribution expenses	54,197	50,714	52,630
General and administrative expenses	11,412	6,841	11,205
General and administrative expenses
from related party (a)	-	2,682	-
Other (income) expense, net (b)	(4,565)	(575)	60
	594,866	577,269	640,889

Income (loss) from operations	(1,369)	1,738	10,599

Equity in income of affiliate (a)	-	28,225	-
Gain on sale of shares of equity affiliate (a)	-	997	-
Foreign exchange gain (loss)	321	521	(355)
Interest expense	(4,721)	(5,389)	(6,021)
Interest income	249	185	199
	(4,151)	24,539	(6,177)

Income (loss) before income taxes	(5,520)	26,277	4,422
Income tax provision	(95)	(72)	(90)
Net income (loss)	$(5,615)	$26,205	$4,332

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Segment Information

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2010	2009	2010
Segment sales
Building Materials Distribution	$470,725	$472,172	$515,434
Wood Products	183,424	163,183	199,446
Intersegment eliminations and other	(60,652)	(56,348)	(63,392)
	$593,497	$579,007	$651,488

Segment income (loss)
Building Materials Distribution (b)	$4,645	$9,683	$7,265
Wood Products (b)	(972)	(4,203)	8,238
Corporate and Other	(4,721)	(3,221)	(5,259)
	(1,048)	2,259	10,244

Equity in net income of affiliate (a)	-	28,225	-
Gain on sale of shares of equity affiliate (a)	-	997	-
Interest expense	(4,721)	(5,389)	(6,021)
Interest income	249	185	199
Income (loss) before income taxes	$(5,520)	$26,277	$4,422

EBITDA (f)
Building Materials Distribution (b)	$6,505	$11,563	$9,067
Wood Products (b)	5,838	3,432	14,939
Corporate and Other	(4,632)	(3,109)	(5,167)
Equity in net income of affiliate (a)	-	28,225	-
Gain on sale of shares of equity affiliate (a)	-	997	-
	$7,711	$41,108	$18,839

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2010	2009
Sales
Trade	$1,712,347	$1,487,614
Related parties (a)	19,891	26,000
	1,732,238	1,513,614
Costs and expenses
Materials, labor, and other operating expenses (c)	1,498,264	1,346,656
Materials, labor, and other operating expenses
from related parties (a)	27,321	24,716
Depreciation and amortization (c)	25,944	32,194
Selling and distribution expenses	154,992	143,726
General and administrative expenses	30,075	20,629
General and administrative expenses from related party (a)	1,576	7,618
Other (income) expense, net (b) (c)	(4,585)	355
	1,733,587	1,575,894

Loss from operations	(1,349)	(62,280)

Equity in net income of affiliate (a)	1,889	61,536
Gain on sale of shares of equity affiliate (a)	25,308	997
Impairment of investment in equity affiliate (d)	-	(43,039)
Foreign exchange gain	113	904
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	-	6,026
Interest expense	(16,262)	(17,140)
Interest income	642	760
	11,690	10,238

Income (loss) before income taxes	10,341	(52,042)
Income tax provision	(230)	(623)
Net income (loss)	$10,111	$(52,665)

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Segment Information

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2010	2009
Segment sales
Building Materials Distribution	$1,375,277	$1,240,856
Wood Products	530,870	414,066
Intersegment eliminations and other	(173,909)	(141,308)
	$1,732,238	$1,513,614

Segment income (loss)
Building Materials Distribution (b)	$11,177	$8,786
Wood Products (b) (c)	667	(61,040)
Corporate and Other	(13,080)	(9,122)
	(1,236)	(61,376)

Equity in net income of affiliate (a)	1,889	61,536
Gain on sale of shares of equity affiliate (a)	25,308	997
Impairment of investment in equity affiliate (d)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	-	6,026
Interest expense	(16,262)	(17,140)
Interest income	642	760
Income (loss) before income taxes	$10,341	$(52,042)

EBITDA (f)
Building Materials Distribution (b)	$16,668	$14,512
Wood Products (b) (c)	20,842	(34,912)
Corporate and Other	(12,802)	(8,782)
Equity in net income of affiliate (a)	1,889	61,536
Gain on sale of shares of equity affiliate (a)	25,308	997
Impairment of investment in equity affiliate (d)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (e)	-	6,026
	$51,905	$(3,468)

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2010	2009
ASSETS

Current
Cash and cash equivalents	$285,556	$287,101
Receivables
Trade, less allowances of $2,513 and $1,584	139,833	95,398
Related parties (a)	279	2,604
Other	2,423	3,495
Inventories	252,613	232,774
Prepaid expenses and other	4,967	1,870
	685,671	623,242
Property
Property and equipment, net	266,333	270,229
Timber deposits	9,970	9,264
	276,303	279,493

Investment in equity affiliate	-	62,967
Deferred financing costs	3,990	5,734
Goodwill	12,170	12,170
Intangible assets, net	8,909	8,919
Other assets	7,691	8,359
Total assets	$994,734	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	September 30,	December 31,
	2010	2009
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$118,754	$89,253
Related parties	1,412	2,449
Accrued liabilities
Compensation and benefits	45,508	27,887
Interest payable	7,506	3,644
Other	23,728	16,695
	196,908	139,928
Debt
Long-term debt	228,146	303,146

Other
Compensation and benefits	116,812	113,290
Other long-term liabilities	14,723	14,301
	131,535	127,591
Redeemable equity units
Series B equity units – 2,764,854 units outstanding	2,765	2,765
Series C equity units – 16,270,616 units outstanding	6,505	5,202
	9,270	7,967
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units
authorized and outstanding	94,299	88,908
Series B equity units – no par value; 550,000,000 units authorized
and 532,558,673 units outstanding	334,576	333,344
Series C equity units – no par value; 44,000,000 units authorized
and 11,951,751 units outstanding	-	-
Total capital	428,875	422,252
Total liabilities and capital	$994,734	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2010	2009
Cash provided by (used for) operations
Net income (loss)	$10,111	$(52,665)
Items in net income (loss) not using (providing) cash
Equity in net income of affiliate	(1,889)	(61,536)
Gain on sale of shares of equity affiliate	(25,308)	(997)
Impairment of investment in equity affiliate	-	43,039
Depreciation and amortization of deferred financing costs and other	28,277	34,469
Pension expense	5,670	9,985
Management equity units expense	1,303	2,306
Gain on repurchase of long-term debt	-	(6,026)
Facility closure and curtailment costs	-	1,968
Other	(74)	(1,605)
Decrease (increase) in working capital, net of acquisitions
Receivables	(40,946)	(54,591)
Inventories	(19,839)	46,114
Prepaid expenses and other	(1,328)	(2,059)
Accounts payable and accrued liabilities	52,745	39,602
Pension contributions	(3,766)	(28,057)
Other	4,229	(3,052)
Cash provided by (used for) operations	9,185	(33,105)
Cash provided by (used for) investment
Proceeds from sale of shares of equity affiliate	86,123	3,032
Expenditures for property and equipment	(22,369)	(12,932)
Acquisition of businesses and facilities	-	(4,598)
Other	516	2,279
Cash provided by (used for) investment	64,270	(12,219)
Cash provided by (used for) financing
Issuances of long-term debt	45,000	60,000
Payments of long-term debt	(120,000)	(65,627)
Tax distributions to members	-	(10,705)
Repurchase of management equity units	-	(18)
Cash used for financing	(75,000)	(16,350)
Decrease in cash and cash equivalents	(1,545)	(61,674)
Balance at beginning of the period	287,101	275,803
Balance at end of the period	$285,556	$214,129

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Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2009 Annual Report on Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.  Net income (loss) for all periods presented involved estimates and accruals.

(a)         In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting.  We sold 18.3 million Boise Inc. shares and recorded a $25.3 million gain in “Gain on sale of shares of equity affiliate” in our Consolidated Statement of Income (Loss) for the nine months ended September 30, 2010.

The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings owned equity of Boise Inc.  Subsequent to the sale of our remaining investment in Boise Inc., we were no longer related parties.

During the three and nine months ended September 30, 2009, we sold 1.2 million Boise Inc. shares and recorded a $1.0 million gain in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss).

(b)         During the three and nine months ended September 30, 2010, we recorded $4.6 million of income in “Other (income) expense, net,” for cash received from a litigation settlement related to vendor product pricing. We recorded $4.1 million of income in our Building Materials Distribution segment and $0.5 million in our Wood Products segment.

(c)         In June 2009, we closed the lumber manufacturing facility in La Grande, Oregon.  For the nine months ended September 30, 2009, we recorded $3.1 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statement of Income (Loss).  In addition, we recorded $5.2 million of accelerated depreciation in “Depreciation and amortization” and $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statement of Income (Loss) for the nine months ended September 30, 2009.

(d)         On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired.  Accordingly, we recorded a $43.0 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Income (Loss).  For more information, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended September 30, 2010.

(e)         The nine months ended September 30, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(f)             EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended September 30, 2010 and 2009, and June 30, 2010:

	Three Months Ended
	September 30		June 30,
	2010	2009	2010

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$(5,615)	$26,205	$4,332
Interest expense	4,721	5,389	6,021
Interest income	(249)	(185)	(199)
Income tax provision	95	72	90
Depreciation and amortization	8,759	9,627	8,595
BC Holdings, L.L.C., EBITDA	7,711	41,108	18,839
Equity in net income of affiliate	-	(28,225)	-
Gain on sale of shares of equity affiliate	-	(997)	-
Boise Cascade, L.L.C., EBITDA	$7,711	$11,886	$18,839

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The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the nine months ended September 30, 2010 and 2009:

	Nine Months Ended
	September 30
	2010	2009

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$10,111	$(52,665)
Interest expense	16,262	17,140
Interest income	(642)	(760)
Income tax provision	230	623
Depreciation and amortization	25,944	32,194
BC Holdings, L.L.C., EBITDA	51,905	(3,468)
Equity in net income of affiliate	(1,889)	(61,536)
Gain on sale of shares of equity affiliate	(25,308)	(997)
Impairment of investment in equity affiliate	-	43,039
Boise Cascade, L.L.C., EBITDA	$24,708	$(22,962)